EXHIBIT 5.1

September 2, 2005

RCN Corporation

196 Van Buren Street

Herndon, VA 20170

Re:	Registration Statement on Form S-1
of RCN Corporation (Registration No. 333-126885)

Ladies and Gentlemen:

We have acted as counsel to RCN Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company and each of its wholly-owned subsidiaries named as a Guarantor in the Registration Statement (as defined below) (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1, No. 333-126885 (including all amendments thereto, the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Act”) (i) the resale by the noteholders named in the prospectus contained in the Registration Statement (the “Prospectus”) of up to $125,000,000 aggregate principal amount of Convertible Second Lien Notes of the Company due 2012 (the “Notes”) and the guarantees of the Notes by the Guarantors (the “Guarantees”), (ii) the resale by the holders named in the Prospectus of up to 4,968,204 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) into which the Notes are convertible (the “Conversion Shares”) and (iii) the resale by certain affiliated stockholders named in the Prospectus of up to 7,220,138 shares of Common Stock (the “Affiliated Stockholder Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

The Notes and Guarantees have been issued under an indenture dated as of December 31, 2004 (the “Indenture”) between the Company and HSBC Bank USA, N.A., as trustee (the “Trustee”). The Indenture was qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture has been filed as Exhibit 4.4 to the Registration Statement.

The Notes were initially sold in reliance on Section 4(2) of the Act and the Affiliated Stockholder Shares were initially issued in reliance on Section 1145 of the United States Bankruptcy Code.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of the Indenture filed as Exhibit 4.4 to the Registration Statement; (iii) the form of the Notes; (iv) the form of the Guarantees; (v) a specimen certificate representing the Common Stock; (vi) the

Certificate of Incorporation of the Company as amended to date and currently in effect; and (vii) the By-Laws of the Company as amended to date and currently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed, without independent investigation, that (i) the signatures of persons executing all documents in connection with which this opinion is rendered are genuine and authorized; (ii) all documents submitted to us as originals are authentic; (iii) all documents submitted to us as copies, whether certified or not, conform to original documents and such originals are authentic; (iv) all parties to the documents reviewed by us are duly organized and validly existing and have full power and authority to execute, deliver and perform their obligations under such documents; (v) with respect to each of the Guarantors organized under the laws of any jurisdiction other than the States of Delaware, California or New York, all documents reviewed by us have been duly authorized by all necessary action on the part of such Guarantors and that such documents have been duly executed and delivered by such Guarantors; (vi) execution, delivery and performance by the Company and the Guarantors of the Indenture, the Notes and the Guarantees do not and will not violate the laws of the jurisdiction of those Guarantors whose jurisdiction of incorporation is not the States of New York, California or Delaware; and (vii) the global notes representing the Notes were duly authenticated by the Trustee and the Indenture is the valid and legally binding obligation of the Trustee.

We have also assumed that the choice of New York law contained in such agreement is legal and valid under the laws of any jurisdiction outside the State of New York relevant to such parties and that insofar as any obligation referred to herein is to be performed in, or by a party organized under the laws of, any jurisdiction outside the State of New York, its performance will not be illegal or ineffective in that jurisdiction by virtue of the law of that jurisdiction. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates by officers of the Company, the Guarantors and others.

Based on the foregoing and having regard to legal considerations we deem relevant, we are of the opinion that:

1. The Notes are valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and the Guarantees are valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except, in each such case, (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, (b) as the enforceability of the Notes and Guarantees is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the waiver of defenses by the Guarantors in the Guarantees may be limited by principles of public policy in New York.

2. The Conversion Shares issuable upon conversion of the Notes pursuant to the Indenture have been duly authorized by the Company and will be validly issued, fully paid and nonassessable when the Notes are converted in accordance with the terms of the Indenture and certificates representing such shares have been executed by proper officers of the Company, authenticated by the transfer agent and registrar for the Common Stock and delivered to the persons entitled thereto in accordance with the terms of the Notes and the Indenture.

3. The Affiliated Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Based upon and subject to the qualifications and limitations set forth under the caption “Certain U.S. Federal Income Tax Considerations” in the Registration Statement and the qualifications and limitations set forth herein, we are of the opinion that the statements contained under such caption are, to the extent they concern matters of law or legal conclusions, correct in all material respects and that such statements constitute our opinion.

We express no opinion as to any waiver of forum non conveniens or similar doctrine with respect to proceedings in any court other than a court of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement, without admitting that we are experts, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is furnished to you in connection with the Registration Statement, is solely for your benefit and may not be relied upon, nor copies delivered to, any other person or entity without our prior written consent.

We express no opinion as to the law of any jurisdiction other than the law of the States of New York and California, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. The Notes, the Conversion Shares and the Affiliated Stockholder Shares may be offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, rules and regulations in effect on the date hereof.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

Milbank, Tweed, Hadley & McCloy LLP

TCJ/RBW